UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 3, 2004

infoUSA Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19598 (Commission File Number)	47-0751545 (I.R.S. Employer Identification No.)

5711 South 86th Circle Omaha, Nebraska (Address of Principal Executive Offices)	68127 (Zip Code)

(402) 593-4500
(Registrant’s telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
Press Release

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     As previously reported, on April 29, 2004, infoUSA Inc. (“infoUSA”), a Delaware corporation, announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated April 29, 2004, by and among OneSource Information Services, Inc., a Delaware corporation (“OneSource”), OSIS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of infoUSA (the “Purchaser”), and infoUSA Inc. On May 6, 2004, pursuant to the Merger Agreement, the Purchaser and infoUSA commenced a cash tender offer to acquire all of the issued and outstanding shares of common stock of OneSource, par value $0.01 per share (the “Shares”), at a price of $8.85 per Share in cash (the “Offer”). The details of the Offer were disclosed in the Offer to Purchase of infoUSA and the Purchaser and the related materials filed with the Securities and Exchange Commission on May 6, 2004.

     On June 4, 2004, infoUSA announced the successful completion of the Offer by the Purchaser. The Offer expired at 12:00 midnight, New York City time on Thursday, June 3, 2004, at which time 11,424,785 Shares, or approximately 97.5%, of all issued and outstanding Shares had been validly tendered and not properly withdrawn, excluding 11,697 Shares tendered pursuant to procedures for guaranteed delivery. Payment is being made by Wells Fargo Bank, N.A., the depositary for the Offer, for all Shares validly tendered and not properly withdrawn prior to the expiration of the Offer.

     On June 10, 2004, infoUSA issued a press release announcing the completion of the merger contemplated by the Merger Agreement, in which the Purchaser merged with and into OneSource, with OneSource surviving as a wholly-owned subsidiary of infoUSA (the “Merger”). The press release is attached hereto as an Exhibit and incorporated by reference herein. The Merger was effective upon the filing of a Certificate of Ownership and Merger with the Delaware Secretary of State on June 9, 2004 (the “Effective Time”). Trading in the Shares on the Nasdaq National Market was permanently halted and the Shares will no longer be listed on the Nasdaq National Market. At the Effective Time, Shares owned by the remaining stockholders of OneSource were converted into the right to receive $8.85 net in cash, without interest, subject to the rights of such stockholders to exercise appraisal rights. Pursuant to the Merger Agreement, the directors and officers of the Purchaser became the directors and officers of OneSource as the surviving corporation.

     The aggregate consideration payable for all Shares tendered in the Offer and in connection with the consummation of the Merger is approximately $106 million. infoUSA and the Purchaser obtained the necessary funds by drawing on a financing commitment from Wells Fargo Bank, N.A. Following the Merger, OneSource became a wholly-owned subsidiary of infoUSA.

     This description of the Offer, the Merger and the Merger Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as an Exhibit and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

     Financial information relating to the acquisition required by this item will be filed as soon as practicable but in no event later than sixty (60) days after the filing of this report.

(b)	Pro forma financial information.

     Financial information relating to the acquisition required by this item will be filed as soon as practicable but in no event later than sixty (60) days after the filing of this report.

(c)	Exhibits.

The following are filed as Exhibits to this Report:

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of April 29, 2004, by and among OneSource Information Services, Inc., OSIS Acquisition Corp. and infoUSA Inc. (incorporated by reference to Exhibit No. 2.1 to infoUSA’s Current Report on Form 8-K filed with the SEC on April 29, 2004)

99.1	Press Release issued by infoUSA on June 10, 2004. Any Internet addresses provided in this release are for information purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these Internet addresses is included herein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 10, 2004	infoUSA Inc.
	By:	/s/ Raj Das
Raj Das, Chief Financial Officer

Exhibit Index to Current Report on Form 8-K

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of April 29, 2004, by and among OneSource Information Services, Inc., OSIS Acquisition Corp. and infoUSA Inc. (incorporated by reference to Exhibit No. 2.1 to infoUSA’s Current Report on Form 8-K filed with the SEC on April 29, 2004)

99.1	Press Release issued by infoUSA on June 10, 2004. Any Internet addresses provided in this release are for information purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these Internet addresses is included herein.